      As filed with the Securities and Exchange Commission on May 22, 1996
                                                        Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             COMERICA INCORPORATED
             (Exact name of registrant as specified in its charter)

                DELAWARE                            38-1998421
     (State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

                       COMERICA TOWER AT DETROIT CENTER
                     500 WOODWARD AVENUE, DETROIT, MI 48226
                                 (313) 222-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             MARK W. YONKMAN, ESQ.
                                 VICE PRESIDENT
                             COMERICA INCORPORATED
                        500 WOODWARD AVENUE, 33RD FLOOR
                            DETROIT, MICHIGAN 48226
                                 (313) 222-3432
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:
                            BARBARA A. BLUFORD, ESQ.
                         BODMAN, LONGLEY & DAHLING LLP
                       100 RENAISSANCE CENTER, 34TH FLOOR
                            DETROIT, MICHIGAN 48243

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                               ----------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                               ----------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /

                               ----------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                               ----------------

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   /X/

                               ----------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------
        Title of                    Proposed
       Securities                   Maximum                 Amount of
          to be                    Aggregate               Registration
       Registered                Offering Price                Fee
       ----------                --------------            ------------
      Subordinated
     Debt Securities
     Preferred Stock,
      no par value
         Total                    $600,000,000(1)          $206,896.55

 (1) In United States dollars or the equivalent thereof in any currency, currency unit or units, or composite currency or currencies. The proposed maximum aggregate offering price has been estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933.

                                EXPLANATORY NOTE


     This Registration Statement contains two forms of prospectus: one to be used in connection with the offering and sale of Subordinated Debt Securities, and one to be used in connection with the offering and sale of Preferred Stock.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

           SUBJECT TO COMPLETION, DATED MAY 22, 1996

PROSPECTUS

                               [COMERICA LOGO]
                            COMERICA INCORPORATED
                         SUBORDINATED DEBT SECURITIES


        Comerica Incorporated ("Comerica"), directly or through agents designated from time to time, or through dealers or underwriters also to be designated, may offer from time to time in one or more series of its unsecured subordinated debt securities (the "Debt Securities"). The Debt Securities may be offered, separately or together, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this Prospectus (collectively, the "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus forms a part, up to _____ shares of Comerica's preferred stock (the "Preferred Stock" and, together with the Debt Securities, the "Securities") may also be offered under the Registration Statement. In no event will the aggregate initial offering price of the Debt Securities and Preferred Stock issued under such Registration Statement exceed $600,000,000 (or its equivalent based upon the applicable exchange rate at the time of the offering).

        The specific designation, aggregate principal amount, maturity, rate and time of payment of interest, if any, purchase price, any terms for redemption, any mandatory or optional sinking fund or analogous provisions, whether the Debt Securities are issuable in certificated or uncertificated form, whether the Debt Securities initially will be represented by a single global debt security and the agents, dealers or underwriters, if any, in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to the Debt Securities covered by such Prospectus Supplement.

        The Debt Securities may be offered by Comerica directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If Comerica, directly or through agents, solicits offers to purchase Debt Securities, Comerica reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Debt Securities. Affiliates of Comerica may from time to time act as agents or underwriters in connection with the sale of Debt Securities to the extent permitted by applicable law. Comerica reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Debt Securities to be made directly or through agents.

        The Debt Securities will be subordinated to all present and future Senior Indebtedness (as defined) of Comerica and, under certain circumstances, to Other Financial Obligations (as defined) of Comerica. Payment of principal of the Debt Securities may be accelerated only in the case of certain events of bankruptcy or insolvency of Comerica. There is no right of acceleration in the case of a default in the payment of the principal of, or any premium or interest on, the Debt Securities or the performance of any agreement or covenant of Comerica. See "Description of the Debt Securities".

        THE DEBT SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF COMERICA AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENT ENTITY.

        The Debt Securities will not be listed on any securities exchange, and there can be no assurance that there will be a secondary market for the Debt Securities or if such secondary market develops, the liquidity of the Debt Securities in such secondary market.

        This Prospectus may not be used to consummate sales of the Debt Securities unless accompanied by a Prospectus Supplement. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Securities shall not constitute an offer in any jurisdiction of any of the other Securities covered by this Prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus is ______________ , 1996


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

IN CONNECTION WITH ANY UNDERWRITTEN OFFERING OF THE DEBT SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DEBT SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

        If an agent of Comerica or a dealer or underwriter is involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the agent's commission, dealer's purchase price, or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to Comerica from such sale will be the purchase price of such Debt Securities less such commission in the case of an agent, the purchase price of such Debt Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to Comerica from all the Debt Securities will be the purchase price of the Debt Securities sold less the aggregate of agents' commissions and underwriters' discounts and other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.


                                    (ii)

                            AVAILABLE INFORMATION

     Comerica is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Comerica files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by Comerica can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Comerica has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to said Registration Statement.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Comerica with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

            1. Comerica's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1995;

            2. Comerica's Quarterly Report on Form 10-Q for the period ended
               March 31, 1996; and

            3. Comerica's Registration Statement on Form 8-A dated March 4,
               1991, as amended by an amendment on Form 8 dated November 1, 1991.

     All documents filed by Comerica with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing. The documents incorporated by reference or deemed to be incorporated by reference herein are sometimes hereinafter called the "Incorporated Documents". Any statement contained herein or in any Incorporated Documents shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to Comerica contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     Comerica hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, except exhibits that are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to: Comerica Incorporated, 500 Woodward Avenue, Detroit, Michigan 48226: Attention: Mark W. Yonkman, Vice President (telephone (313) 222-3432).

                                  COMERICA

     Comerica Incorporated ("Comerica" or the "Company") is a registered bank holding company incorporated under the laws of the State of Delaware, headquartered in Detroit, Michigan, and was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), a Michigan banking corporation ("Comerica Bank"). As of December 31, 1995, Comerica owned directly or indirectly all the outstanding common stock (except for directors' qualifying shares, where applicable) of nine banking and forty-one non-banking subsidiaries. At December 31, 1995, Comerica had total assets of approximately $35.5 billion, total deposits of approximately $23.2 billion, total loans (net of unearned income) of approximately $24.4 billion, and shareholders' equity of approximately $2.6 billion. At December 31, 1995, Comerica was the largest bank holding company headquartered in Michigan in terms of both total assets and total deposits.

     Comerica's executive offices are located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 and its telephone number is (313) 222-4000.

     Comerica has strategically focused its operations on three major lines of business: the Business Bank, the Individual Bank and the Investment Bank.

     The Business Bank is comprised of middle market lending, large corporate banking, international financial services and institutional trust. This line of business meets the needs of medium-size businesses, multinational corporations, and governmental entities by offering various products and services, including commercial loans and lines of credit, deposits, cash management, corporate and institutional trust, international trade finance, letters of credit and foreign exchange management services.

     The Individual Bank includes consumer lending, consumer deposit gathering, mortgage loan origination and servicing, small business banking, and private banking. This line of business offers a variety of consumer products, including deposit accounts, direct and indirect installment loans, credit cards, home equity lines of credit and residential mortgage loans. In addition, a full range of financial services is provided to local companies with annual sales under $5 million, area merchants and municipalities. Private lending and personal trust services are also provided to meet the personal financial needs of affluent individuals (as defined by individual net income or wealth).

     The Investment Bank is responsible for the sales of mutual fund and annuity products, as well as life, disability, and long-term care insurance products. This line of business also offers capital market products, manages loan syndications and provides investment management and advisory services, investment banking, and full and discount securities brokerage services.

     Comerica has strategically focused its lines of business in each of Comerica's four primary geographic markets: Michigan, Texas, California and Florida. Comerica pursues all three lines of business in Michigan, Texas and California, and has focused on the Individual Bank in Florida.

                               REGULATORY MATTERS

     GENERAL. Comerica is a bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As a bank holding company, Comerica's activities and those of its banking and nonbanking subsidiaries are limited to the business of banking and activities closely related or incidental to banking, and Comerica may not directly or indirectly acquire the ownership or control of more than five percent of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board.

     Comerica Bank is chartered by the State of Michigan and is supervised and regulated by the Financial Institutions Bureau of the State of Michigan. Comerica Bank-Texas is chartered by the State of Texas and is supervised and regulated by the Texas Department of Banking. Comerica Bank-Midwest, N.A. and Comerica Bank-Ann Arbor, N.A. are chartered under federal law and subject to supervision and regulation by the Office of the Comptroller of the Currency (the "OCC"). Comerica Bank-California is chartered and regulated by the State of California. Comerica Bank & Trust, FSB is chartered under federal law and subject to supervision and regulation by the Office of Thrift Supervision (the "OTS"). Comerica Bank-Illinois is chartered by the State of Illinois and is regulated by the State of Illinois Commissioner of Banks and Trust Companies. Comerica Bank and Comerica Bank-Illinois are members of the Federal Reserve System. State member banks are also regulated by the local Federal Reserve Bank and state non-member banks are also regulated by the Federal Deposit Insurance Corporation (the "FDIC"). Comerica Bank-Texas and Comerica Bank-California are not members of the Federal Reserve System, and as such, are also regulated by the FDIC. The FDIC also has back-up enforcement authority with respect to the above banking subsidiaries. Comerica's banking subsidiaries are also subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be made and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of Comerica's banking subsidiaries.

     Supervision and regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, not for the protection of bank holding company shareholders or creditors.

     The following description summarizes some of the laws to which Comerica and its banking subsidiaries are subject. To the extent statutory or regulatory provisions or proposals are described, the description is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.


     REGULATORY RESTRICTIONS ON DIVIDENDS. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries. Principal sources of revenues for Comerica are dividends received from its banks and other subsidiaries.

     Each state bank that is a member of the Federal Reserve System and each national bank is limited in the amount of dividends it may declare. Two different calculations are performed to measure the amount of dividends that may be paid: a recent earnings test and a cumulative net profit test. Under the recent earnings test, a dividend may not be paid if the total of all dividends declared by the bank in any calendar year is in excess of the current year's net profits combined with the retained net profits of the two preceding years unless the bank obtains the approval of the appropriate regulatory agency. Under the cumulative net undivided profits test, a dividend may not be paid in excess of a bank's cumulative net profits after deducting bad debts in excess of the reserve for loan losses. Comerica's state bank subsidiaries that are not members of the Federal Reserve System are also subject to limitations under state law regarding the amount of earnings that may be paid out as dividends. In addition, the OTS also limits the amount of earnings that may be paid out as dividends.

     Under the foregoing dividend restrictions, at January 1, 1996 Comerica's banking subsidiaries, without obtaining governmental approvals, could declare aggregate dividends of approximately $279 million from retained net profits of the preceding two years, plus an amount approximately equal to the net profits (as measured under current regulations), if any, earned for the period from January 1, 1996 through the date of declaration. Dividends paid to Comerica by its subsidiary banks amounted to $184 million in 1995 and $293 million in 1994.

     In addition, the federal regulatory agencies are authorized to prohibit a banking institution or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.


     HOLDING COMPANY STRUCTURE. Comerica's banking subsidiaries are subject to restrictions under federal law which limit certain transactions by each of them with Comerica and its nonbanking subsidiaries, including loans, other extensions of credit, investments or asset purchases. Such transactions by any banking subsidiary with Comerica or any of its nonbanking subsidiaries are limited in amount to ten percent of such banking subsidiary's capital and surplus and, with respect to Comerica and all of its nonbanking subsidiaries together, to an aggregate of twenty percent of such banking subsidiary's capital and surplus. Furthermore, such loans and extensions of credit, as well as certain other transactions, are required to be secured in specified amounts. These and certain other transactions, including any payment of money to Comerica, must be on terms and conditions that are or in good faith would be offered to nonaffiliated companies.

     Because Comerica is a legal entity separate and distinct from its subsidiaries, its right to participate in the distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company (such as Comerica) or any shareholder or creditor thereof.

     CROSS-GUARANTY AND HOLDING COMPANY LIABILITY. A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled depository institution in danger of default. Each of Comerica's banking subsidiaries is a commonly controlled depository institution for this purpose. Cross-guarantee liability may result in the ultimate failure or insolvency of other insured depository institutions in a holding company structure. Any obligation or liability owed by a banking subsidiary to its parent company or any of the banking subsidiary's other affiliates is subordinate to the banking subsidiary's cross-guarantee liability.

     Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when, absent this Federal Reserve Board policy, a holding company may not be inclined to provide it. As discussed below under "Prompt Corrective Action," a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary.

     In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims.


     PROMPT CORRECTIVE ACTION. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the federal banking agencies must take prompt supervisory and regulatory actions against undercapitalized depository institutions. Depository institutions are assigned one of five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized," and subjected to differential regulation corresponding to the capital category within which the institution falls. Under certain circumstances, a well capitalized, adequately capitalized or undercapitalized institution may be treated as if the institution were in the next lower capital category. A depository institution is generally prohibited from making capital distributions (including paying dividends) or paying management fees to a holding company if the institution would thereafter be undercapitalized. Adequately capitalized institutions cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC, and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew, or roll over brokered deposits.

     The banking regulatory agencies are permitted or, in certain cases, required to take certain actions with respect to institutions falling within one of the three undercapitalized categories. Depending on the level of an institution's capital, the agency's corrective powers include, among other things: prohibiting the payment of principal and interest on subordinated debt; prohibiting the holding company from making distributions without prior regulatory approval; placing limits on asset growth and restrictions on activities; placing additional restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; and in the most severe cases, appointing a conservator or receiver for the institution. A banking institution that is undercapitalized is required to submit a capital restoration plan, and such a plan will not be accepted unless, among other things, the banking institution's holding company guarantees the plan up to a certain specified amount. Any such guarantee from a depository institution's holding company is entitled to a priority of payment in bankruptcy. As of December 31, 1995, all of Comerica's banking subsidiaries exceeded the required capital ratios for classification as "well capitalized." See "Capital Adequacy."

     CAPITAL ADEQUACY. The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum ratio of total capital to risk-weighted assets (which are the credit risk equivalents of balance sheet assets and certain off balance sheet items such as standby letters of credit) is
8.00 percent. At least half of the total capital must be composed of common stockholders' equity (including retained earnings), qualifying non-cumulative perpetual preferred stock (and, for bank holding companies only, a limited amount of qualifying cumulative perpetual preferred stock), and minority interests in the equity accounts of consolidated subsidiaries, less goodwill, other disallowed intangibles and disallowed deferred tax assets, among other items ("Tier 1 capital"). The remainder may consist of a limited amount of subordinated debt, other perpetual preferred stock, hybrid capital instruments, mandatory convertible debt securities that meet certain requirements, as well as a limited amount of reserves for loan losses ("Tier 2 capital"). The Federal Reserve Board has also adopted a minimum leverage ratio for bank holding companies, requiring Tier 1 capital of at least 3.00 percent of average total consolidated assets.

     The OCC, the FDIC, the Federal Reserve Board, and the OTS have also established risk-based and leverage capital guidelines for banking institutions. These regulations are generally similar to those established by the Federal Reserve Board for bank holding companies.

     The federal banking agencies' risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organization that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. In addition, the regulations of the Federal Reserve Board provide that concentration of credit risk and certain risks arising from nontraditional activities, as well as an institution's ability to manage these risks, are important factors to be taken into account by regulatory agencies in assessing an organization's overall capital adequacy.

     The Federal Reserve Board and the other federal banking agencies recently adopted amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the agencies' determination of a banking institution's capital adequacy. The amendments require such institutions to effectively measure and monitor their interest rate risk and to maintain capital adequate for that risk. The agencies have also issued for comment a joint policy statement that describes a framework that may be used by the agencies to measure and monitor an institution's level of interest rate risk in the assessment of a banking institution's capital adequacy. The agencies plan at some future date to propose the establishment of an explicit minimum capital requirement to account for interest rate risk.

     As discussed below under "Enforcement Powers," failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and placing the institution into conservatorship or receivership.
As of December 31, 1995, Comerica exceeded the minimum ratio of total capital to risk-weighted assets and the minimum leverage ratio for bank holding companies.

     ENFORCEMENT POWERS OF THE FEDERAL BANKING AGENCIES.  The Federal
Reserve Board and the other federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject Comerica or its banking subsidiaries, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and potentially substantial civil money penalties. In addition to the grounds discussed under "Prompt Corrective Action," the appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan.


     FDIC INSURANCE ASSESSMENTS. The deposits of all the banking subsidiaries are insured by the Bank Insurance Fund (the "BIF") of the FDIC to the extent provided by law, except that the deposits of Comerica Bank & Trust, FSB and certain deposits of other banking subsidiaries that were acquired from insolvent savings associations are insured by the FDIC's Savings Association Insurance Fund (the "SAIF").

     The FDIC has adopted a risk-based assessment system under which the assessment rate for an insured depository institution varies according to the level of risk involved in its activities. Under this risk-based insurance system, effective January 1, 1996, the rate assessed for each of Comerica's BIF-insured banking subsidiaries decreased from 4 cents per $100 of eligible deposits to zero, subject to a minimum assessment of $2,000 per institution per year.

     Most thrift institutions are insured by the SAIF of the FDIC and are currently assessed deposit insurance premiums higher than those assessed against most BIF institutions. The deposits held by Comerica's federal savings bank in Florida, as well as SAIF-insured deposits that were acquired from insolvent savings associations by Comerica's subsidiary banks, are subject to this higher premium.

     In response to concerns that this insurance premium disparity would have a negative effect on SAIF-insured institutions and the SAIF, Congress recently passed legislation that would have, among other things, eliminated the deposit insurance premium disparity and utilized BIF assessments to help fund debt service on certain Financing Corporation (FICO) bonds, which could have resulted in higher insurance premiums for BIF-insured institutions. This legislation was vetoed by President Clinton in December 1995, but could reappear in subsequent legislation. In addition, other bills to eliminate the BIF-SAIF assessment disparity have been introduced in Congress. It cannot be predicted whether, when or in what form any such legislation will be enacted, or what effect such legislation will have on Comerica's banking subsidiaries.

     CONTROL ACQUISITIONS. The Change in Bank Control Act (the "CBCA") prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of Comerica.

     In addition, any company is required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding Common Stock of Comerica, or otherwise obtaining control or a "controlling influence" over Comerica.

     Effective September 24, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 has permitted an adequately capitalized and adequately managed bank holding company, with Federal Reserve Board approval, to acquire banking institutions located in states other than the bank holding company's home state without regard to whether the transaction is prohibited under state law. In addition, effective June 1, 1997, national banks and state banks with different home states will be permitted to merge across state lines, with the approval of the appropriate federal banking agency, unless the home state of a participating banking institution passes legislation prior to that date that expressly prohibits interstate mergers. Of Comerica's primary markets, Texas is the only state to date to have opted out of the interstate branching provisions. Further, such interstate mergers may be effected prior to June 1, 1997 so long as the home state of each participating banking institution has passed qualifying legislation that expressly permits such transactions. Michigan, California, and Illinois have all passed early opt-in legislation. The Michigan and California legislation is already effective.
The Illinois legislation will be effective as of January 6, 1997.


     FUTURE LEGISLATION. Various legislation, including proposals to overhaul the bank regulatory system, expand the powers of banking institutions and bank holding companies and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of Comerica and its banking subsidiaries in substantial and unpredictable ways. Comerica cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations, would have upon the financial condition or results of operations of Comerica or its subsidiaries.

                               USE OF PROCEEDS

     Except as otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities offered by this Prospectus will be applied to Comerica's general funds to be utilized for such corporate purposes as may be determined by management, which may include investments in, and extensions of credit to, existing and future subsidiaries, the funding of acquisitions of banking and nonbanking institutions (including the repurchase of issued and outstanding shares of common stock of Comerica which may be used to fund part or all of the acquisition consideration) and other general corporate purposes.

     Except as otherwise indicated in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement. The precise amount and timing of investments in, and extensions of credit to, subsidiaries will depend upon their funding requirements and the availability of other funds to Comerica and its subsidiaries. Based upon the anticipated future financing requirements of Comerica and its subsidiaries, Comerica expects that it will, from time to time, engage in additional financings of a character and in an amount to be determined.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Comerica's ratios of earnings to fixed charges are set forth below for the periods indicated:

                         Three Months
                        Ended March 31,           Year Ended December 31,
                        ---------------           -----------------------
                        1996      1995     1995    1994    1993    1992    1991
                        ----      ----     ----    ----    ----    ----    ----
Consolidated ratio
of earnings to
fixed charges
(including interest
on deposits)           1.56 x    1.49 x   1.47 x  1.64 x  1.70 x  1.39 x  1.31 x
                      --------  --------  ------  ------  ------  ------  ------
Consolidated ratio
of earnings to
fixed charges
(excluding interest
on deposits)           2.30 x    2.09 x   2.03 x  2.61 x  3.95 x  3.31 x  2.81 x
                      ========  ========  ======  ======  ======  ======  ======

     The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges are defined as interest expense and the portion of net rental expense estimated to be representative of the interest factor.

                            DESCRIPTION OF THE Debt Securities

        The Debt Securities are to be issued under an indenture to be dated _______, 1996 (the "Indenture") between Comerica and
______________________________, as Trustee (the "Trustee"). A copy of the form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information." The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definition therein of certain capitalized terms used herein. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the Debt Securities. Further terms of each series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

        GENERAL. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured subordinated obligations of Comerica. The Indenture does not limit Comerica's ability to incur other indebtedness or contain provisions which would protect the Holders of, or owners of beneficial interests in, the Debt Securities against a sudden decline in credit quality resulting from takeovers, recapitalizations or other similar restructurings.

        The Prospectus Supplement will describe the following terms of each series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) the date or dates on which the Debt Securities will mature; (4) the rate or rates per annum at which the Debt Securities will bear interest, if any, or the manner in which such rates will be determined and the date from which such interest, if any, will accrue; (5) the

Interest Payment Dates on which such interest (if any) on the Debt Securities will be payable and the Regular Record Dates for such Interest Payment Dates;
(6) the currency or currency unit, if other than United States dollars, of payment of principal of, and any premium and interest, if any, on, the Debt Securities; (7) any index used to determine the amount of payment of principal of, and any premium and interest on, the Debt Securities; (8) if the Debt Securities are to be issued in the form of one or more global securities (a "Global Security"), the identity of the depositary for such Global Security or Securities; (9) any mandatory or optional sinking fund or analogous provisions;
(10) any additions to, or modifications or deletions of, any Events of Default or covenants and the remedies with respect thereto provided for with respect to the Debt Securities; (11) any redemption terms; (12) any provisions permitting defeasance of Comerica's obligations with respect to the Debt Securities or the Indenture; (13) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities payable upon acceleration of the maturity thereof; and (14) any other specific terms of the Debt Securities.

     Unless otherwise specified in the Prospectus Supplement, principal of, and premium and interest, if any, on, the Debt Securities will be payable at the office or agency of Comerica maintained for that purpose in the City of New York, and the Debt Securities may be surrendered for transfer or exchange at said office or agency; provided that payment of interest, if any, may be made at the option of Comerica by check mailed to the address of the person entitled thereto as it appears in the register for the Debt Securities on the Regular Record Date for such interest. (Sections 3.1 and 10.2) The office of the Trustee in the City of New York, will initially be designated as such office or agency.

     After the execution and delivery of the Indenture, Comerica may deliver Debt Securities to the Trustee for authentication. Accompanying the delivery of the Debt Securities to the Trustee will be a Company Order for the authentication and delivery of the Debt Securities. In accordance with the Company Order, the Trustee will authenticate and deliver the Debt Securities. Each Debt Security will be dated the date of its authentication. (Section 3.3)

     The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Prospectus Supplement, if denominated in United States dollars, will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but Comerica may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Comerica shall not be required (i) to issue, register the transfer of or exchange any Debt Securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of Debt Securities of that series selected for redemption and ending at the close of business on the date of such mailing or (ii) to register the transfer of or exchange any Debt Securities selected for redemption in whole or in part, except the unredeemed portion of Debt Securities being redeemed in part. (Sections 3.2 and 3.5)

     All moneys paid by Comerica to the Trustee or any Paying Agent for the payment of principal of and premium and interest on any Debt Securities which remain unclaimed for two years after such principal, premium or interest shall have become due and payable may be repaid to Comerica and thereafter the Holder of such Debt Securities shall look only to Comerica for payment thereof. (Section 10.3)

        If any Debt Securities are payable in a currency or currency unit other than United States dollars, the special federal income tax and other considerations applicable to such Debt Securities will be described in the Prospectus Supplement relating thereto.

        The Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or bearing interest at a rate which at the time of issue is below market rates) to be sold at a substantial discount below their principal amount. If any Debt Securities are issued as Original Issue Discount Securities, the special federal income tax and other considerations applicable to such Debt Securities will be described in the Prospectus Supplement relating thereto.

        Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities will not afford Holders protection in the event of a sudden decline in credit rating that might result from a recapitalization, restructuring, or other highly leveraged transaction.

        RISK FACTORS OF DEBT SECURITIES DENOMINATED IN FOREIGN CURRENCIES. Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition of foreign exchange controls, and potential illiquidity in the secondary market. These risks will vary depending upon the currency involved. These risks may be more fully described in the applicable Prospectus Supplement.


        GLOBAL SECURITIES. The Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depository") identified in the Prospectus Supplement relating to such Debt Securities. Unless and until it is exchangeable in whole or in part for Debt Securities in definitive form, a Global Security may generally not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository. (Section 2.4)

        The specific terms of the depositary arrangement, if any, with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Comerica anticipates that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository for such Global Security or its nominee ("Participants") or persons that may hold interests through Participants. Such accounts shall be designated by the underwriters or agents with respect to the Debt Securities underwritten or solicited by them. Comerica expects that upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Debt Securities represented by such Global Security. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

        So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. (Section 3.8) Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such a Global Security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. Comerica understands that under existing industry practices, in the event that Comerica requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to take any action which a Holder is entitled to take under the Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Payment of principal of, and premium and interest, if any, on, Debt Securities registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of Comerica, the Trustee, any Paying Agent or any other agent of Comerica or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Comerica expects that upon receipt of any payment of principal of, or   premium
or interest on, a Global Security, the Depository will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository. Payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

        If the Depository for any Debt Securities represented by a Global Security notifies Comerica that it is unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by Comerica within ninety days after receiving such notice or becoming aware that the Depository is no longer so registered, Comerica will issue such Debt Securities in definitive form upon registration of transfer of, or in exchange for, such Global Security. In addition, Comerica may at any time and in its sole discretion determine not to have the Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. (Section 3.5)

        SUBORDINATION OF DEBT SECURITIES. The Debt Securities are expressly subordinated in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below). (Section 13.1) In certain events of insolvency, the Debt Securities will, to the extent set forth in the Indenture, also be effectively subordinated in right of payment to the prior payment of all Other Financial Obligations (as defined below). (Section 13.15)

        If Comerica shall default in the payment of the principal of, or any premium or interest on any Senior Indebtedness when the same becomes due and payable beyond any applicable grace period with respect thereto, or if any event of default with respect to Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof shall have occurred and be continuing, or any judicial proceeding shall be pending with respect to any such default in payment or event of default then, unless and until such event of default shall have been cured or waived or shall have ceased to exist or such judicial proceeding shall be no longer pending, no payment shall be made for principal of or premium or interest on the Debt Securities, or in respect of any purchase or other acquisition of any of the Debt Securities. (Section 13.4) "Senior Indebtedness" of Comerica means the principal of, or any premium or interest on all indebtedness for money borrowed or purchased by Comerica, or borrowed by another and guaranteed by Comerica (including any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar agreement), whether now outstanding or subsequently created, assumed or incurred, and any amendments, deferrals, renewals or extensions of any such Senior Indebtedness, other than (i) any obligation as to which it is provided that such obligation is not to be senior in right of payment to the Debt Securities and (ii) the Debt Securities. (Section 1.1) At March 31, 1996, Comerica had no Senior Indebtedness outstanding.

        The Indenture does not limit the amount of Senior Indebtedness which Comerica may incur.

        In the event of any insolvency, bankruptcy, receivership, reorganization, readjustment of debt, assignment for the benefit of creditors, marshaling of assets and liabilities, or similar proceedings relating to, or any liquidation, dissolution, or winding-up of, Comerica, whether voluntary or involuntary, all obligations of Comerica to holders of Senior Indebtedness shall be entitled to be paid in full (or provision shall be made for such payment) before any payment shall be made on account of the principal of or premium or interest on the Debt Securities. In the event of any such proceeding, if any payment by or distribution of assets of Comerica of any kind or character, whether in cash, property, or securities (other than securities of Comerica or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or the Holders of the Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be held (in trust if received by the Holders of the Debt Securities) for the benefit of the holders of such Senior Indebtedness and shall be paid over to the trustee in bankruptcy or other Person making payment or distribution of the assets of Comerica for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. (Section 13.2) If, upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Debt Securities (as defined in the Indenture, "Excess Proceeds") and if, at such time, any person entitled to payment pursuant to the terms of Other Financial Obligations has not received payment in full of all amounts due or to become due on or in respect of such Other Financial

Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Debt Securities. (Section 13.15) Unless otherwise specified in the Prospectus Supplement relating to the particular series of Debt Securities, the term "Other Financial Obligations" includes all obligations of Comerica to make payment pursuant to the terms of financial instruments, such as: (i) securities contracts and currency and foreign exchange contracts, and (ii) derivative instruments, such as swap agreements (including interest rate and currency and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, other than (x) obligations on account of Senior Indebtedness and (y) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Debt Securities. (Section 1.1)

        By reason of such subordination, in the event of the bankruptcy or insolvency of Comerica or similar event, whether before or after maturity of the Debt Securities, holders of Senior Indebtedness or of Other Financial Obligations may receive more, ratably, and Holders of the Debt Securities having a claim pursuant to the Debt Securities may receive less, ratably, than creditors of Comerica who do not hold Senior Indebtedness, Other Financial Obligations or Debt Securities.

        In addition, in the event of the insolvency, bankruptcy, receivership, conservatorship or reorganization of Comerica, the claims of the Holders of the Debt Securities would be subject as to enforcement to the broad equity power of a federal bankruptcy court, and to the determination by that court of the nature of the rights of the Holders.

        CONSOLIDATION, MERGER, SALE OR CONVEYANCE. Comerica may, without the consent of any Holder of the Debt Securities, merge or consolidate with any other corporation or transfer or convey all or substantially all of its assets to any corporation, provided that the successor corporation (if other than Comerica) shall expressly assume Comerica's obligations under the Indenture and on the Debt Securities, and, immediately after giving effect to such merger, consolidation, transfer or conveyance, there shall be no Event of Default under the Indenture, and no event shall have happened and be continuing which, with the giving of notice or passage of time, would become an Event of Default. In addition, Comerica may, without the consent of any Holder of the Debt Securities, convey its assets substantially as an entirety to any Person in connection with a transfer that is assisted by a federal bank regulatory authority and in such case Comerica's obligations under the Indenture need not be assumed by the entity acquiring such assets. (Section 8.1)

        EVENTS OF DEFAULT AND LIMITED RIGHTS OF ACCELERATION. Unless otherwise provided in the applicable Prospectus Supplement, the Indenture defines an Event of Default as any one of the following events: (a) default for 30 days in the payment of any interest upon any Debt Securities when it becomes due and payable; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security at its maturity; (c) default in the deposit of any sinking fund payment, when and as due by the terms of the Debt Securities; (d) default in the performance, or breach, of any covenant or warranty of Comerica
(other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than the Debt Securities) which continues for 60 days after the Holders of at least 25% in principal amount of Outstanding Debt Securities have given written notice as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization of Comerica; or (f) any other Events of Default as may be specified in a Prospectus Supplement with respect to the Debt Securities. (Section 5.1) An Event of Default under one series of Debt Securities will not necessarily be an Event of Default with respect to any other series of Debt Securities.

        If an Event of Default of a type set forth in clause (e) above with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of that principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 5.2)

        The Indenture does not provide for any right of acceleration of the payment of the principal of a series of Debt Securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the Debt Securities of that series or in the Indenture. Accordingly, the Trustee and the Holders will not be entitled to accelerate the maturity of these Debt Securities upon the occurrence of any of the Events of Default described above, except for those described in clause (e) above. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the Debt Securities of any series or in the Indenture occurs, the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the Debt Securities of that series, or the performance of such covenant or agreement. (Section 5.3)

        The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 6.3) Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 5.12) The right of a Holder of any Debt Securities to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal, premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (Sections 5.7 and 5.8)

     Comerica is required to furnish to the Trustee annually a statement as to the performance by Comerica of certain of its obligations under the Indenture and as to any default in such performance. (Sections 1.2 and 10.4)



     DEFEASANCE AND COVENANT DEFEASANCE. The Indenture provides that, if such provision is made applicable to the Debt Securities of any series pursuant to
Section 3.1 of the Indenture (which will be indicated in the applicable Prospectus Supplement), Comerica may elect either (a) to defease and be discharged from any and all obligations in respect of such Debt Securities then outstanding (including the provisions described under "Subordination of Debt Securities" and except for certain obligations to register the transfer of or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold monies for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the subordination provisions described under "Subordination of Debt Securities" and any other covenants applicable to such Debt Securities which are determined pursuant to Section 3.1 of the Indenture to be subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described in clause (d) (insofar as with respect to covenants subject to covenant defeasance) under "Events of Default and Limited Rights of Acceleration" above shall no longer be an Event of Default, in each case (a) or (b), if Comerica deposits, in trust, with the Trustee money or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of (and premium, if any) and interest on such Debt Securities on the dates such payments are due (which may include one or more redemption dates designated by Comerica) and any mandatory sinking fund or analogous payments thereon in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit, (ii) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of Comerica and (iii) Comerica shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred.

     Comerica may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Comerica exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If Comerica exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (b) above. In the event Comerica omits to comply with its remaining obligations with respect to such Debt Securities under the Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, Comerica will remain liable in respect of such payments. (Article Fourteen)

     MODIFICATIONS AND WAIVER. The Indenture provides that Comerica and the Trustee may enter into a supplemental indenture to amend the Indenture or the Debt Securities without the consent of any Holder of any Outstanding Debt
Securities: (1) to evidence the succession of another Person to Comerica and the assumption by such successor of Comerica's obligations under the Indenture; (2) to add to the covenants of Comerica further covenants, restrictions or conditions for the protection of the Holders of all or any particular series of Debt Securities or to surrender any right or power conferred upon Comerica in the Indenture; (3) to add or change any of the provisions of the Indenture necessary to facilitate the issuance of Debt Securities in bearer form; (4) to eliminate or change any provision of the Indenture prior to the issuance of the series that is entitled to the benefit of such provision; (5) to establish the terms and conditions of Debt Securities of any series; (6) to provide for the acceptance of appointment by a successor trustee or to add or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trust by more than one Trustee; (7) to cure any ambiguity, defect or inconsistency or to make such other provision in regard to matters or questions arising under the Indenture which do not adversely affect the interests of the Holders of the Debt Securities; (8) to secure the Debt Securities; (9) to provide for the conversion or exchange of Debt Securities of a particular series into or for other securities of Comerica; (10) to add to, change or eliminate any of the provisions of the Indenture relating to subordination of the Debt Securities in respect of any series of Debt Securities, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect; or (11) to add additional Events of Default. (Section 9.1)

     In addition to the foregoing, modifications and amendments of the Indenture may be made by Comerica and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Securities affected thereby, (a) change the stated maturity date of the principal of, or any premium or installment of interest, if any, on any Debt Securities, (b) reduce the principal amount of, or premium or interest, if any, on, any Debt Securities, (c) reduce the amount of principal on an Original Issue Discount Security payable upon acceleration of the maturity thereof, (d) change the currency of payment of principal of, or premium or interest, if any, on, any Debt Securities, (e) impair the right to institute suit for the enforcement of any such payment on or with respect to any Debt Securities, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series the consent of whose Holders is required for modification or amendment of the Indenture or for any waiver. (Section 9.2)

        The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by Comerica with certain restrictive provisions of the Indenture. (Section 10.8) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default in the payment of principal, or of premium or interest, if any, or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Securities of that series. (Section 5.13)

        SATISFACTION AND DISCHARGE. The Trustee will discharge the Indenture upon Company Request when all the authenticated and delivered Debt Securities have been (a) delivered to the Trustee for cancellation, or (b) Comerica has deposited or caused to be deposited with the Trustee, funds to be held in trust in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Trustee and the Debt Securities have (i) become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year. (Section 4.1)

        GOVERNING LAW. The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

        INFORMATION CONCERNING THE TRUSTEE. Comerica and its subsidiaries maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

                              PLAN OF DISTRIBUTION

        Debt Securities may be offered and sold by Comerica by any of three means of distribution: (1) through agents, (2) through underwriters or dealers or (3) directly to one or more purchasers. Such underwriters, dealers or agents may be affiliates of Comerica, and offers and sales of Securities may include secondary market transactions by affiliates of Comerica. The applicable Prospectus Supplement will set forth the terms of the offering to which such Prospectus Supplement relates, including the name or names of any underwriters or agents, the public offering or purchase price, the net proceeds to Comerica, underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, any commissions allowed or paid to agents [, and the securities exchanges, if any, on which such Debt Securities will be listed]. Dealer trading may take place in certain of the Debt Securities, including Debt Securities not listed on any securities exchange. [Direct sales may be made on a national securities exchange or otherwise.]

     The Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so indicated in the applicable Prospectus Supplement, Comerica will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from Comerica pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

     Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the Securities so offered and sold and any discounts or commissions received by them and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, agents and their controlling persons may be entitled, under agreements entered into with Comerica, to indemnification by Comerica against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, agents or their controlling persons may engage in transactions with and perform services for Comerica in the ordinary course of business.

                                    EXPERTS

     The consolidated financial statements of Comerica as of December 31, 1995 and 1994 incorporated by reference in this Prospectus from Comerica's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent public accountants, and are given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the Securities will be passed upon for Comerica by Bodman, Longley & Dahling LLP, Detroit, Michigan. As of May 20, 1996 approximately 62,269 shares of Comerica's Common Stock, $5 par value, were beneficially owned by the attorneys in the firm of Bodman, Longley & Dahling LLP.

                  SUBJECT TO COMPLETION, DATED MAY 22, 1996
PROSPECTUS



                               [COMERICA LOGO]


                            COMERICA INCORPORATED
                               PREFERRED STOCK


        Comerica Incorporated ("Comerica"), directly or through agents designated from time to time, or through dealers or underwriters also to be designated, may offer from time to time in one or more series up to _______ shares of its preferred stock (the "Preferred Stock"). The Preferred Stock may be offered, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this Prospectus (together, the "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus forms a part, Comerica's unsecured subordinated debt securities (the "Debt Securities" and, together with the Preferred Stock, the "Securities") may also be offered under such Registration Statement. In no event will the aggregate initial offering price of the Preferred Stock and Debt Securities issued under such Registration Statement exceed $600,000,000 (or its equivalent based upon the applicable exchange rate at the time of the offering).

        The Prospectus Supplement will also include the specific designation, the aggregate number of shares offered, the dividend rate or method of calculation, the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, any terms for redemption at the option of the holder or Comerica and any applicable conversion provisions, in the event that such series of Preferred Stock is convertible at the option of the holder thereof or of Comerica, into shares of Common Stock. The Preferred Stock will have no voting rights, except as may be required by law.

        [The Preferred Stock will not be listed on any securities exchange,] and there can be no assurance that there will be a secondary market for the Preferred Stock or if such secondary market develops, as to the liquidity of the Preferred Stock in such secondary market.

        This Prospectus may not be used to consummate sales of the Preferred Stock unless accompanied by a Prospectus Supplement. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Preferred Stock shall not constitute an offer in any jurisdiction of any of the other Preferred Stock covered by this Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




          The date of this Prospectus is _____________________, 1996


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OF THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

IN CONNECTION WITH ANY UNDERWRITTEN OFFERING OF THE PREFERRED STOCK, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     If an agent of Comerica or a dealer or underwriter is involved in the sale of the Preferred Stock in respect of which this Prospectus is being delivered, the agent's commission, dealer's purchase price, or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to Comerica from such sale will be the purchase price of such Preferred Stock less such commission in the case of an agent, the purchase price of such Preferred Stock in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to Comerica from all the Preferred Stock will be the purchase price of the Preferred Stock sold less the aggregate of agents' commissions and underwriters' discounts and other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.



                                     (ii)

                            AVAILABLE INFORMATION

     Comerica is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Comerica files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by Comerica can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Comerica has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to said Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Comerica with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

        1. Comerica's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        2. Comerica's Quarterly Report on Form 10-Q for the period ended March 31, 1996; and

        3. Comerica's Registration Statement on Form 8-A dated March 4, 1991, as amended by an amendment on Form 8 dated November 1, 1991.

     All documents filed by Comerica with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing. The documents incorporated by reference or deemed to be incorporated by reference herein are sometimes hereinafter called the "Incorporated Documents". Any statement contained herein or in any Incorporated Documents shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to Comerica contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     Comerica hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, except exhibits that are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to: Comerica Incorporated, 500 Woodward Avenue, Detroit, Michigan 48226: Attention: Mark W. Yonkman, Vice President (telephone (313) 222-3432).

                                   COMERICA

     Comerica Incorporated ("Comerica" or the "Company") is a registered bank holding company incorporated under the laws of the State of Delaware, headquartered in Detroit, Michigan, and was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), a Michigan banking corporation ("Comerica Bank"). As of December 31, 1995, Comerica owned directly or indirectly all the outstanding common stock (except for directors' qualifying shares, where applicable) of nine banking and forty-one non-banking subsidiaries. At December 31, 1995, Comerica had total assets of approximately $35.5 billion, total deposits of approximately $23.2 billion, total loans (net of unearned income) of approximately $24.4 billion, and shareholders' equity of approximately $2.6 billion. At December 31, 1995, Comerica was the largest bank holding company headquartered in Michigan in terms of both total assets and total deposits.

     Comerica's executive offices are located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 and its telephone number is (313) 222-4000.

     Comerica has strategically focused its operations on three major lines of business: the Business Bank, the Individual Bank and the Investment Bank.

     The Business Bank is comprised of middle market lending, large corporate banking, international financial services and institutional trust. This line of business meets the needs of medium-size businesses, multinational corporations, and governmental entities by offering various products and services, including commercial loans and lines of credit, deposits, cash management, corporate and institutional trust, international trade finance, letters of credit and foreign exchange management services.

     The Individual Bank includes consumer lending, consumer deposit gathering, mortgage loan origination and servicing, small business banking, and private banking. This line of business offers a variety of consumer products, including deposit accounts, direct and indirect installment loans, credit cards, home equity lines of credit and residential mortgage loans. In addition, a full range of financial services is provided to local companies with annual sales under $5 million, area merchants and municipalities. Private lending and personal trust services are also provided to meet the personal financial needs of affluent individuals (as defined by individual net income or wealth).

     The Investment Bank is responsible for the sales of mutual fund and annuity products, as well as life, disability, and long-term care insurance products. This line of business also offers capital market products, manages loan syndications and provides investment management and advisory services, investment banking, and full and discount securities brokerage services.

     Comerica has strategically focused its lines of business in each of Comerica's four primary geographic markets: Michigan, Texas, California and Florida. Comerica pursues all three lines of business in Michigan, Texas and California, and has focused on the Individual Bank in Florida.

                               REGULATORY MATTERS

     GENERAL. Comerica is a bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As a bank holding company, Comerica's activities and those of its banking and nonbanking subsidiaries are limited to the business of banking and activities closely related or incidental to banking, and Comerica may not directly or indirectly acquire the ownership or control of more than five percent of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board.

     Comerica Bank is chartered by the State of Michigan and is supervised and regulated by the Financial Institutions Bureau of the State of Michigan. Comerica Bank-Texas is chartered by the State of Texas and is supervised and regulated by the Texas Department of Banking. Comerica Bank-Midwest, N.A. and Comerica Bank-Ann Arbor, N.A. are chartered under federal law and subject to supervision and regulation by the Office of the Comptroller of the Currency (the "OCC"). Comerica Bank-California is chartered and regulated by the State of California. Comerica Bank & Trust, FSB is chartered under federal law and subject to supervision and regulation by the Office of Thrift Supervision (the "OTS"). Comerica Bank-Illinois is chartered by the State of Illinois and is regulated by the State of Illinois Commissioner of Banks and Trust Companies. Comerica Bank and Comerica Bank-Illinois are members of the Federal Reserve System. State member banks are also regulated by the local Federal Reserve Bank and state non-member banks are also regulated by the Federal Deposit Insurance Corporation (the "FDIC"). Comerica Bank-Texas and Comerica Bank-California are not members of the Federal Reserve System, and as such, are also regulated by the FDIC. The FDIC also has back-up enforcement authority with respect to the above banking subsidiaries. Comerica's banking subsidiaries are also subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be made and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of Comerica's banking subsidiaries.

     Supervision and regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, not for the protection of bank holding company shareholders or creditors.

     The following description summarizes some of the laws to which Comerica and its banking subsidiaries are subject. To the extent statutory or regulatory provisions or proposals are described, the description is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.


     REGULATORY RESTRICTIONS ON DIVIDENDS. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries. Principal sources of revenues for Comerica are dividends received from its banks and other subsidiaries.

     Each state bank that is a member of the Federal Reserve System and each national bank is limited in the amount of dividends it may declare. Two different calculations are performed to measure the amount of dividends that may be paid: a recent earnings test and a cumulative net profit test. Under the recent earnings test, a dividend may not be paid if the total of all dividends declared by the bank in any calendar year is in excess of the current year's net profits combined with the retained net profits of the two preceding years unless the bank obtains the approval of the appropriate regulatory agency. Under the cumulative net undivided profits test, a dividend may not be paid in excess of a bank's cumulative net profits after deducting bad debts in excess of the reserve for loan losses. Comerica's state bank subsidiaries that are not members of the Federal Reserve System are also subject to limitations under state law regarding the amount of earnings that may be paid out as dividends. In addition, the OTS also limits the amount of earnings that may be paid out as dividends.

     Under the foregoing dividend restrictions, at January 1, 1996 Comerica's banking subsidiaries, without obtaining governmental approvals, could declare aggregate dividends of approximately $279 million from retained net profits of the preceding two years, plus an amount approximately equal to the net profits (as measured under current regulations), if any, earned for the period from January 1, 1996 through the date of declaration. Dividends paid to Comerica by its subsidiary banks amounted to $184 million in 1995 and $293 million in 1994.

     In addition, the federal regulatory agencies are authorized to prohibit a banking institution or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.


     HOLDING COMPANY STRUCTURE. Comerica's banking subsidiaries are subject to restrictions under federal law which limit certain transactions by each of them with Comerica and its nonbanking subsidiaries, including loans, other extensions of credit, investments or asset purchases. Such transactions by any banking subsidiary with Comerica or any of its nonbanking subsidiaries are limited in amount to ten percent of such banking subsidiary's capital and surplus and, with respect to Comerica and all of its nonbanking subsidiaries together, to an aggregate of twenty percent of such banking subsidiary's capital and surplus. Furthermore, such loans and extensions of credit, as well as certain other transactions, are required to be secured in specified amounts. These and certain other transactions, including any payment of money to Comerica, must be on terms and conditions that are or in good faith would be offered to nonaffiliated companies.

     Because Comerica is a legal entity separate and distinct from its subsidiaries, its right to participate in the distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company (such as Comerica) or any shareholder or creditor thereof.

     CROSS-GUARANTY AND HOLDING COMPANY LIABILITY. A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled depository institution in danger of default. Each of Comerica's banking subsidiaries is a commonly controlled depository institution for this purpose. Cross-guarantee liability may result in the ultimate failure or insolvency of other insured depository institutions in a holding company structure. Any obligation or liability owed by a banking subsidiary to its parent company or any of the banking subsidiary's other affiliates is subordinate to the banking subsidiary's cross-guarantee liability.

     Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when, absent this Federal Reserve Board policy, a holding company may not be inclined to provide it. As discussed below under "Prompt Corrective Action," a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary.

     In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims.


     PROMPT CORRECTIVE ACTION. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the federal banking agencies must take prompt supervisory and regulatory actions against undercapitalized depository institutions. Depository institutions are assigned one of five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized," and subjected to differential regulation corresponding to the capital category within which the institution falls. Under certain circumstances, a well capitalized, adequately capitalized or undercapitalized institution may be treated as if the institution were in the next lower capital category. A depository institution is generally prohibited from making capital distributions (including paying dividends) or paying management fees to a holding company if the institution would thereafter be undercapitalized. Adequately capitalized institutions cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC, and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew, or roll over brokered deposits.

     The banking regulatory agencies are permitted or, in certain cases, required to take certain actions with respect to institutions falling within one of the three undercapitalized categories. Depending on the level of an institution's capital, the agency's corrective powers include, among other things: prohibiting the payment of principal and interest on subordinated debt; prohibiting the holding company from making distributions without prior regulatory approval; placing limits on asset growth and restrictions on activities; placing additional restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; and in the most severe cases, appointing a conservator or receiver for the institution. A banking institution that is undercapitalized is required to submit a capital restoration plan, and such a plan will not be accepted unless, among other things, the banking institution's holding company guarantees the plan up to a certain specified amount. Any such guarantee from a depository institution's holding company is entitled to a priority of payment in bankruptcy. As of December 31, 1995, all of Comerica's banking subsidiaries exceeded the required capital ratios for classification as "well capitalized." See "Capital Adequacy."

     CAPITAL ADEQUACY. The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum ratio of total capital to risk-weighted assets (which are the credit risk equivalents of balance sheet assets and certain off balance sheet items such as standby letters of credit) is
8.00 percent. At least half of the total capital must be composed of common stockholders' equity (including retained earnings), qualifying non-cumulative perpetual preferred stock (and, for bank holding companies only, a limited amount of qualifying cumulative perpetual preferred stock), and minority interests in the equity accounts of consolidated subsidiaries, less goodwill, other disallowed intangibles and disallowed deferred tax assets, among other items ("Tier 1 capital"). The remainder may consist of a limited amount of subordinated debt, other perpetual preferred stock, hybrid capital instruments, mandatory convertible debt securities that meet certain requirements, as well as a limited amount of reserves for loan losses ("Tier 2 capital"). The Federal Reserve Board has also adopted a minimum leverage ratio for bank holding companies, requiring Tier 1 capital of at least 3.00 percent of average total consolidated assets.

     The OCC, the FDIC, the Federal Reserve Board, and the OTS have also established risk-based and leverage capital guidelines for banking institutions. These regulations are generally similar to those established by the Federal Reserve Board for bank holding companies.

     The federal banking agencies' risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organization that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. In addition, the regulations of the Federal Reserve Board provide that concentration of credit risk and certain risks arising from nontraditional activities, as well as an institution's ability to manage these risks, are important factors to be taken into account by regulatory agencies in assessing an organization's overall capital adequacy.

     The Federal Reserve Board and the other federal banking agencies recently adopted amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the agencies' determination of a banking institution's capital adequacy. The amendments require such institutions to effectively measure and monitor their interest rate risk and to maintain capital adequate for that risk. The agencies have also issued for comment a joint policy statement that describes a framework that may be used by the agencies to measure and monitor an institution's level of interest rate risk in the assessment of a banking institution's capital adequacy. The agencies plan at some future date to propose the establishment of an explicit minimum capital requirement to account for interest rate risk.

     As discussed below under "Enforcement Powers," failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and placing the institution into conservatorship or receivership.
As of December 31, 1995, Comerica exceeded the minimum ratio of total capital to risk-weighted assets and the minimum leverage ratio for bank holding companies.

     ENFORCEMENT POWERS OF THE FEDERAL BANKING AGENCIES.  The Federal
Reserve Board and the other federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject Comerica or its banking subsidiaries, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and potentially substantial civil money penalties. In addition to the grounds discussed under "Prompt Corrective Action," the appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan.


     FDIC INSURANCE ASSESSMENTS. The deposits of all the banking subsidiaries are insured by the Bank Insurance Fund (the "BIF") of the FDIC to the extent provided by law, except that the deposits of Comerica Bank & Trust, FSB and certain deposits of other banking subsidiaries that were acquired from insolvent savings associations are insured by the FDIC's Savings Association Insurance Fund (the "SAIF").

     The FDIC has adopted a risk-based assessment system under which the assessment rate for an insured depository institution varies according to the level of risk involved in its activities. Under this risk-based insurance system, effective January 1, 1996, the rate assessed for each of Comerica's BIF-insured banking subsidiaries decreased from 4 cents per $100 of eligible deposits to zero, subject to a minimum assessment of $2,000 per institution per year.

     Most thrift institutions are insured by the SAIF of the FDIC and are currently assessed deposit insurance premiums higher than those assessed against most BIF institutions. The deposits held by Comerica's federal savings bank in Florida, as well as SAIF-insured deposits that were acquired from insolvent savings associations by Comerica's subsidiary banks, are subject to this higher premium.

     In response to concerns that this insurance premium disparity would have a negative effect on SAIF-insured institutions and the SAIF, Congress recently passed legislation that would have, among other things, eliminated the deposit insurance premium disparity and utilized BIF assessments to help fund debt service on certain Financing Corporation (FICO) bonds, which could have resulted in higher insurance premiums for BIF-insured institutions. This legislation was vetoed by President Clinton in December 1995, but could reappear in subsequent legislation. In addition, other bills to eliminate the BIF-SAIF assessment disparity have been introduced in Congress. It cannot be predicted whether, when or in what form any such legislation will be enacted, or what effect such legislation will have on Comerica's banking subsidiaries.

     CONTROL ACQUISITIONS. The Change in Bank Control Act (the "CBCA") prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of Comerica.

     In addition, any company is required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding Common Stock of Comerica, or otherwise obtaining control or a "controlling influence" over Comerica.

     Effective September 24, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 has permitted an adequately capitalized and adequately managed bank holding company, with Federal Reserve Board approval, to acquire banking institutions located in states other than the bank holding company's home state without regard to whether the transaction is prohibited under state law. In addition, effective June 1, 1997, national banks and state banks with different home states will be permitted to merge across state lines, with the approval of the appropriate federal banking agency, unless the home state of a participating banking institution passes legislation prior to that date that expressly prohibits interstate mergers. Of Comerica's primary markets, Texas is the only state to date to have opted out of the interstate branching provisions. Further, such interstate mergers may be effected prior to June 1, 1997 so long as the home state of each participating banking institution has passed qualifying legislation that expressly permits such transactions. Michigan, California, and Illinois have all passed early opt-in legislation. The Michigan and California legislation is already effective.
The Illinois legislation will be effective as of January 6, 1997.


     FUTURE LEGISLATION. Various legislation, including proposals to overhaul the bank regulatory system, expand the powers of banking institutions and bank holding companies and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of Comerica and its banking subsidiaries in substantial and unpredictable ways. Comerica cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations, would have upon the financial condition or results of operations of Comerica or its subsidiaries.

                               USE OF PROCEEDS

     Except as otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Preferred Stock offered by this Prospectus will be applied to Comerica's general funds to be utilized for such corporate purposes as may be determined by management, which may include investments in, and extensions of credit to, existing and future subsidiaries, the funding of acquisitions of banking and nonbanking institutions (including the repurchase of issued and outstanding shares of common stock of Comerica which may be used to fund part or all of the acquisition consideration) and other general corporate purposes.

     Except as otherwise indicated in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement. The precise amount and timing of investments in, and extensions of credit to, subsidiaries will depend upon their funding requirements and the availability of other funds to Comerica and its subsidiaries. Based upon the anticipated future financing requirements of Comerica and its subsidiaries, Comerica expects that it will, from time to time, engage in additional financings of a character and in an amount to be determined.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                     INCLUDING PREFERRED STOCK DIVIDENDS

     Comerica's ratios of earnings to combined fixed charges and preferred stock dividends are set forth below for the periods indicated:

                         Three Months
                        Ended March 31,           Year Ended December 31,
                        ---------------           -----------------------
                        1996      1995     1995    1994    1993    1992    1991
                        ----      ----     ----    ----    ----    ----    ----
Consolidated ratio
of earnings to
combined fixed
charges and
preferred stock
dividends
(including interest
on deposits)           1.56 x    1.49 x   1.47 x  1.64 x  1.70 x  1.38 x  1.30 x
                      --------  --------  ------  ------  ------  ------  ------
Consolidated ratio
of earnings to
combined fixed
charges and
preferred stock
dividends
(excluding interest
on deposits)           2.30 x    2.09 x   2.03 x  2.61 x  3.94 x  3.20 x  2.75 x
                      ========  ========  ======  ======  ======  ======  ======

     The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing income before income taxes and fixed charges by fixed charges and pre-tax earnings required to cover preferred stock dividends. Fixed charges are defined as interest expense and the portion of net rental expense estimated to be representative of the interest factor.

                     DESCRIPTION OF COMERICA CAPITAL STOCK

     The following description contains a summary of all of the material features of the capital stock of Comerica but does not purport to be complete and is subject to and qualified in its entirety by reference to the Comerica Restated Certificate of Incorporation, including the Certificate of Designation for the Comerica Series C Preferred Stock (the "Comerica Charter"), both of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part and are incorporated herein by reference.

     GENERAL. Comerica's total authorized capital stock currently consists of
(i) 10,000,000 shares of preferred stock, without par value (the "Preferred Stock"), and (ii) 250,000,000 shares of common stock, with a par value of $5.00 per share (the "Common Stock").

     PREFERRED STOCK. For a general description of the Preferred Stock being offered pursuant to this Prospectus, see "DESCRIPTION OF PREFERRED STOCK" below. Of the 10,000,000 shares of Preferred Stock authorized, 500,000 shares with no stated value have been designated as Series C Participating Preferred Stock (the "Comerica Series C Preferred Stock"). All shares of two former series of Preferred Stock, designated Adjustable Rate Cumulative Preferred Stock, Series A and Series B Preferred Stock, have been redeemed and restored to the status of authorized but unissued Preferred Stock. All shares designated as Comerica Series C Preferred Stock have been reserved for issuance in connection with the Comerica Rights Plan. For a description of the Comerica Rights and the Comerica Rights Plan, see "THE COMERICA

RIGHTS PLAN" below. The Comerica Rights are not currently exercisable and no shares of Comerica Series C Preferred Stock are outstanding.

     COMERICA SERIES C PREFERRED STOCK. The Comerica Series C Preferred Stock is issuable upon exercise of the Comerica Rights. The Comerica Rights are not currently exercisable and no shares of Comerica Series C Preferred Stock are outstanding. For a description of the Comerica Rights, see "THE COMERICA RIGHTS PLAN" below. The Comerica Series C Preferred Stock carries a quarterly dividend rate equal (rounded to the nearest cent) to the greater of (a) $10 or (b) a multiple (the "Comerica Multiple") times the aggregate per share amount of all cash dividends and the Comerica Multiple times the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, declared on the Common Stock during the period specified. Dividends on the Comerica Series C Preferred Stock are cumulative. The Comerica Multiple, which is subject to adjustment upon the occurrence of stock dividends on, or splits or combinations of, outstanding Common Stock is 450. Unless all dividends on the Comerica Series C Preferred Stock have been paid in full, no dividend may be declared or paid on the Common Stock. If dividends shall be in arrears in an amount equal to six quarterly dividends, the holders of the Comerica Series C Preferred Stock shall have the right, voting as a class, to elect two directors.

     Each share of Comerica Series C Preferred Stock is entitled to vote on all matters submitted to a vote of the shareholders of Comerica, the number of votes being subject to adjustment under the same circumstances which require an adjustment of the Comerica Multiple but may not have more than one vote per share. Except as otherwise required by the Comerica Charter or bylaws, the holders of shares of Comerica Series C Preferred Stock and the holders of Common Stock vote together as one class.

     Upon any liquidation, dissolution or winding up of Comerica, each share of Comerica Series C Preferred Stock is entitled, prior to any payment or distribution in respect of the Common Stock, to a liquidation preference equal to $100 plus any accrued and unpaid dividends. If sufficient assets of Comerica remain after payment of the liquidation preference in respect of the Comerica Series C Preferred Stock and certain payments to the holders of Common Stock, the Comerica Series C Preferred Stock participates with the Common Stock in respect of the remaining assets of Comerica based on a ratio.

     If Comerica enters into any consolidation, merger, combination or other transaction in which Common Stock is exchanged for other stock, securities, cash or other property, then the shares of Comerica Series C Preferred Stock will at the same time be similarly exchanged in an amount per share, subject to certain adjustments, equal to the Comerica Multiple times the aggregate amount of stock, security, cash or other property into which or for which each share of Common Stock is changed or exchanged.

     COMMON STOCK. Subject to the rights of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Comerica Board of Directors (the "Comerica Board"). They are entitled to one vote per share of Common Stock on every issue submitted to them as Comerica shareholders at a meeting of shareholders or otherwise. In the event of liquidation they are entitled, after payment in full of the liquidation preference of any outstanding Preferred Stock and subject to the right of the holders of Comerica Series C Preferred Stock to participate in certain distributions, to share ratably in all assets of Comerica available for distribution to holders of Common Stock. Holders of shares of Common Stock do not have preemptive or cumulative voting rights. All shares of Common Stock now issued and outstanding are fully paid and nonassessable. As of April 30, 1996, 116,667,000 shares of Common Stock were issued and outstanding.

     The registrar and transfer agent for the Common Stock is Norwest Bank, Minnesota, National Association.

                            THE COMERICA RIGHTS PLAN

     On January 26, 1988, the Comerica Board declared a dividend distribution of one right (each, a "Comerica Right") for each outstanding share of Comerica Common Stock to shareholders of record at the close of business on February 8, 1988. Each Comerica Right entitles the registered holder to purchase from Comerica a unit consisting of 1/100th of one share (a "Unit") of Comerica Series C Preferred Stock at a Purchase Price (the "Comerica Purchase Price") of $175 in cash per Unit, subject to adjustment. The number of Comerica Rights per share of Comerica Common Stock is subject to adjustment in certain events described below. Each share of Comerica Common Stock currently carries 1/9th of one Comerica Right.

     The description and terms of the Comerica Rights are set forth in a Rights Agreement (the "Comerica Rights Agreement"), dated as of January 28, 1988, as amended, between Comerica and Comerica Bank, as Rights Agent (the "Comerica Rights Agent").

     At the present time, the Comerica Rights attach to all Comerica Common Stock certificates representing outstanding shares, and no separate Comerica Rights certificates have been distributed. The Comerica Rights will separate from the Comerica Common Stock and a "Comerica Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (a "Comerica Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Comerica Common Stock (the "Comerica Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of such outstanding shares of Comerica Common Stock. Until a Comerica Distribution Date, (i) the Comerica Rights will be evidenced by the Comerica Common Stock certificates and will be transferred with and only with such Comerica Common Stock certificates, (ii) new Comerica Common Stock certificates issued after February 8, 1988 will contain a notation incorporating the Comerica Rights

Agreement by reference, and (iii) the surrender for transfer of any certificates for Comerica Common Stock outstanding will also constitute the transfer of the Comerica Rights associated with the Comerica Common Stock represented by such certificates.

     The Comerica Rights are not exercisable until the Comerica Distribution Date and will expire at the earlier of (i) the close of business on February 8, 1998, and (ii) the date which is 24 months after the first date upon which Comerica can generally be acquired by bank holding companies, and Comerica is generally permitted to acquire banks, principally located in at least 15 of the 20 states listed on Exhibit D to the Comerica Rights Agreement, unless earlier redeemed by Comerica as described below. Pursuant to the Comerica Rights Agreement, Comerica reserves the right to require prior to the occurrence of a Comerica Triggering Event (as defined below) that, upon any exercise of Comerica Rights, a number of Comerica Rights be exercised so that only whole shares of Comerica Series C Preferred Stock will be issued.

     As soon as practicable after a Comerica Distribution Date, Comerica Rights certificates will be mailed to holders of record of the Comerica Common Stock as of the close of business on the Comerica Distribution Date and, thereafter, the separate Comerica Rights certificates alone will represent the Comerica Rights. Except as otherwise determined by the Comerica Board and except in connection with the shares of Comerica Common Stock issued upon the exercise of employee stock options or the conversion of convertible securities, only shares of Comerica Common Stock issued prior to the Comerica Distribution Date will be issued with Comerica Rights. The number of Comerica Rights per share of Comerica Common Stock is subject to adjustment upon the occurrence of stock dividends on, or splits or combinations of, outstanding Comerica Common Stock. Currently, each share of Comerica Common Stock currently carries 1/9th of one Comerica Right.

     In the event that, at any time following the Comerica Distribution Date,
(i) a person becomes the beneficial owner of more than 25 percent of the then outstanding shares of Comerica Common Stock except pursuant to an offer for all outstanding shares of Comerica Common Stock which the independent directors serving on the Comerica Board determine to be fair to, and otherwise in the best interests of, Comerica shareholders, or (ii) Comerica is the Surviving Corporation in a merger with a Comerica Acquiring Person and the Comerica Common Stock is not changed or exchanged, each holder of a Comerica Right will thereafter have the right to receive, upon exercise, Comerica Common Stock (or, in certain circumstances, cash, property, or other securities of Comerica) having a value equal to two times the exercise price of the Comerica Right. Notwithstanding the foregoing, following the occurrence of any of the events set forth in this paragraph, all Comerica Rights that are, or (under certain circumstances specified in the Comerica Rights Agreement) were, beneficially owned by any Comerica Acquiring Person will be null and void. However, Comerica Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Comerica Rights are no longer redeemable by Comerica as set forth below.

     In the event that, at any time following the Comerica Stock Acquisition Date, (i) Comerica is acquired in a merger or other business combination transaction in which Comerica is not the Surviving Corporation or Comerica Common Stock is changed or exchanged (other than a merger which follows an offer described in clause (i) of the preceding paragraph), or (ii) 50 percent or more of Comerica's assets or earning power is sold or transferred, each holder of a Comerica Right (except Comerica Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Comerica Right. Each of the events set forth in this paragraph and in the preceding paragraph is referred to as a "Comerica Triggering Event."

     The Comerica Purchase Price payable, and the number of Units of Comerica Series C Preferred Stock or other securities or property issuable, upon exercise of the Comerica Rights are subject to adjustment in certain events.

     At any time until ten days following the Comerica Stock Acquisition Date, Comerica may redeem the Comerica Rights in whole, but not in part, at a price of $0.05 per Comerica Right, subject to adjustment where appropriate (payable in cash, stock, or other consideration deemed appropriate by the Comerica Board). After the redemption period has expired, Comerica's right of redemption may be reinstated if a Comerica Acquiring Person reduces his or her beneficial ownership to 10 percent or less of the outstanding shares of Comerica Common Stock in a transaction or series of transactions not involving Comerica. Immediately upon the action of the Comerica Board ordering redemption of the Comerica Rights, the Comerica Rights will terminate and the only right of the holders of Comerica Rights will be to receive the $0.05 redemption price. Until a Comerica Right is exercised, the holder thereof, as such, will have no rights as a holder of Comerica shares, including, without limitation, the right to vote or to receive dividends.

     Other than those provisions relating to the principal economic terms of the Comerica Rights, any of the provisions of the Comerica Rights Agreement (including the provisions relating to the termination of such agreement) may be amended by the Comerica Board prior to the Comerica Distribution Date. After the Comerica Distribution Date, the provisions of the Comerica Rights Agreement may be amended by the Comerica Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Comerica Rights (excluding the interests of any Comerica Acquiring Person), or to shorten or lengthen any time period under the Comerica Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Comerica Rights are not redeemable.

     The Comerica Rights have certain anti-takeover effects. The Comerica Rights will cause substantial dilution to a person or group that attempts to acquire Comerica on terms not approved by the Comerica Board, unless the offer is conditional on a substantial number of Comerica Rights being acquired. The Comerica Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Comerica and its shareholders as determined by a majority of the independent directors on the Comerica Board, or willing to negotiate with the Comerica Board. The Comerica Rights should not interfere with any merger or other business combination approved by the Comerica Board since the Comerica Board may, at its option, at any time until ten days following the Comerica Stock Acquisition Date redeem all but not less than all of the then outstanding Comerica Rights at the $0.05 redemption price.

     The foregoing description of the Comerica Rights does not purport to be complete and is qualified in its entirety by reference to the Comerica Rights Agreement, as amended, which is incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" above.

                         DESCRIPTION OF PREFERRED STOCK

     GENERAL. Comerica is authorized by its Restated Certificate of Incorporation, as amended, to issue 10,000,000 shares of Preferred Stock, without par value, which may be issued in one or more series with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and privileges, relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Comerica Board and the Preferred Stock Designation Committee thereof (the "Stock Committee"). Of the 10,000,000 shares of Preferred Stock authorized, 500,000 shares with no stated value have been designated as Series C Participating Preferred Stock. See "DESCRIPTION OF COMERICA CAPITAL STOCK-- Comerica Series C Preferred Stock", above.

     The following description of the terms of the Preferred Stock being offered pursuant to this Prospectus sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

     The Stock Committee is authorized to declare dividends payable on the Preferred Stock and to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of Preferred Stock (other than voting rights), all of which terms and conditions shall be set forth in the Prospectus Supplement accompanying this Prospectus relating to the particular series of Preferred Stock offered thereby. The terms of particular series of Preferred Stock may differ, among other things, in (a) the number of shares to constitute such series, (b) the dividend rate (or the method of calculation thereof) on the shares of such series and whether such dividends will be cumulative or noncumulative, (c) whether or not the shares of the series will be redeemable or convertible at the option of the holder or Comerica and the terms thereof, (d) the amount per share payable on the shares of the series in case of liquidation, dissolution or winding up of Comerica and (e) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

     Unless stated otherwise in the applicable Prospectus Supplement, when issued, each series of Preferred Stock will rank on a parity with all the other outstanding series of preferred stock issued by Comerica as to payment of dividends (except with respect to the cumulation thereof) and as to the distribution of assets upon liquidation, dissolution or winding up. Subject to the terms of the Preferred Stock to be offered, the remaining shares of undesignated Preferred Stock may be issued by Comerica in one or more series, at any time or from time to time, with such rights, preferences and limitations as the Comerica Board or any duly authorized committee thereof (including the Stock Committee) shall determine, all without further action of the holders of the Preferred Stock or any other stockholders. Norwest Bank, Minnesota, National Association will be the transfer agent, dividend disbursing agent and registrar for the shares of Preferred Stock.

     Under existing interpretations of the Federal Reserve Board and the Office of Thrift Supervision, if the holders of the Preferred Stock become entitled to vote for the election of directors, Preferred Stock may then be deemed a "class of voting securities" and a holder of 25% or more of the Preferred Stock (or a holder of 5% or more of the Preferred Stock that otherwise exercises a "controlling influence" over Comerica) may then be subject to regulation as a "bank holding company" in accordance with the Bank Holding Company Act of 1956, as amended, and a holder of 25% or more of the Preferred Stock (or a holder of 10% or more of the Preferred Stock that otherwise possesses certain "control factors" with respect to Comerica) may then be subject to regulation as a "savings and loan holding company" in accordance with the Home Owners' Loan Act of 1933, as amended. In addition, at such time, (i) any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain 5% or more of the Preferred Stock; (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board and the Office of Thrift Supervision under the Change in Bank Control Act to acquire or retain 10% or more of the Preferred Stock; and (iii) any savings and loan holding company generally could not retain in excess of 5% of the Preferred Stock.

     The following statements are brief summaries of certain provisions that will be contained in the Certificate of Designations authorizing the issuance of a series of Preferred Stock, do not purport to be complete and are qualified in their entirety by reference to such Certificate of Designations and Comerica's Restated Certificate of Incorporation, as amended. Prior to the issuance of a series of Preferred Stock the resolutions set forth in the Certificate of Designations will be adopted by the Comerica Board or the Stock Committee and such Certificate of Designations will then be filed with the Secretary of State of the State of Delaware.

     DIVIDENDS. Holders of shares of Preferred Stock will be entitled to receive, as, if and when declared by the Comerica Board or the Stock Committee out of assets of Comerica legally available for payment, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the Prospectus Supplement. Dividends on the Preferred Stock may be cumulative ("Cumulative Preferred Stock") or noncumulative ("Noncumulative Preferred Stock") as provided in the Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, dividends on Cumulative Preferred Stock will be cumulative from the date of original issue of such series and will be payable quarterly in arrears on the dates specified in the Prospectus Supplement. If any date so specified as a dividend payment date is not a business day, dividends (if declared) on the Preferred Stock (unless otherwise provided in the Prospectus Supplement) will be paid on the immediately succeeding business day, without interest. A dividend period with respect to a dividend payment date is the period commencing on the immediately preceding dividend payment date (or, in the case of the initial dividend period, the date of issuance of the Preferred Stock) and ending on the day immediately prior to the next succeeding dividend payment date. If the Comerica Board or the Stock Committee fails to declare or pay a dividend on any series of Noncumulative Preferred Stock for any dividend period, Comerica shall have no obligation to pay a dividend for such period, whether or not dividends on such series of Noncumulative Preferred Stock are declared for any future dividend period. Dividends on the Preferred Stock will be payable in arrears to holders of record as they appear on the stock register of Comerica on such record dates, not more than thirty nor less than fifteen days preceding the payment dates thereof, as shall be fixed by the Comerica Board or the Stock Committee. No full dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless full dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of such full cumulative dividends (in the case of a series of Cumulative Preferred Stock) or (ii) the immediately preceding dividend period (in the case of a series of Noncumulative Preferred Stock). When dividends are not paid in full upon any series of Preferred Stock (whether Cumulative Preferred Stock or Noncumulative Preferred Stock) and any other preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid or set apart for payment for all past dividend periods, in the case of a series of Cumulative Preferred Stock, or for the immediately preceding dividend period, in the case of a series of Noncumulative Preferred Stock, and Comerica is not in default with respect to any redemption of shares of Preferred Stock announced by Comerica as described under "Redemption" below, no dividends
(other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of Comerica or another stock of Comerica ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock of Comerica or upon any other stock of Comerica ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock of Comerica nor any other stock of Comerica ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Comerica (except by conversion into or exchange for stock of Comerica ranking junior to the Preferred Stock as to dividends and upon liquidation). Unless otherwise specified in the Prospectus Supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

     LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of Comerica, whether voluntary or involuntary, the holders of the Preferred Stock will have preference and priority over the Common Stock, or any other class of stock of Comerica ranking on liquidation, dissolution or winding up junior to the Preferred Stock, for payments out of or distribution of the assets of Comerica or proceeds thereof, whether from capital or surplus, of the amount per share set forth in the Prospectus Supplement plus all dividends
(whether or not earned or declared), accrued and unpaid thereon to the date of final distribution to such holders (but in the case of Noncumulative Preferred Stock, without cumulation of unpaid dividends for prior dividend periods), and after such payment the holders of Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of Comerica, the assets of Comerica or proceeds thereof should be insufficient to make the full liquidation payment in the amount per share set forth in the Prospectus Supplement, plus all accrued and unpaid dividends on the Preferred Stock (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up on a parity with the Preferred Stock, then such assets or proceeds thereof will be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were paid in full. A consolidation or merger of Comerica with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of Comerica.

     REDEMPTION. Unless otherwise specified in the applicable Prospectus Supplement, Comerica may, at its option, with prior Federal Reserve Board approval to the extent then required by applicable law, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem any series of Preferred Stock in whole or part at the redemption prices and on the dates set forth in the Prospectus Supplement for the related series of Preferred Stock.

     If less than all outstanding shares of a series of Preferred Stock are to be redeemed, the selection of the shares to be redeemed will be decided by lot or pro rata as may be determined by the Comerica Board or the Stock Committee, or by any other method which may be determined by the Comerica Board or the Stock Committee to be equitable. From and after the redemption date (unless default shall be made by Comerica in providing money for the payment of the redemption price), dividends will cease to accrue on the shares of Preferred Stock called for redemption, such shares will no longer be deemed to be outstanding and all rights of the holders thereof (except the right to receive the redemption price) will cease.

     In addition, Comerica, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, out of funds legally available therefor, if the holders of such shares would be entitled to vote upon or consent to a merger or consolidation of Comerica under the circumstances described under "Voting Rights" below and all of the following conditions have been satisfied: (i) Comerica shall have requested the vote or consent of the holders of such shares to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent Comerica will have the option to redeem such shares,
(ii) Comerica shall have not received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such request and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as aforesaid at a redemption price per share of the Preferred Stock set forth in the Prospectus Supplement, plus accrued and unpaid dividends thereon (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) to the date fixed for redemption.

     VOTING RIGHTS. Holders of the Preferred Stock will have no voting rights except as from time to time required by law.

     CONVERSION RIGHTS. If so described in the applicable Prospectus Supplement, shares of a series of Preferred Stock may be convertible at the option of the holder or Comerica into Common Stock ("Convertible Preferred Stock"), on the terms and conditions described in the Prospectus Supplement.

     TRANSFER AGENT. The registrar and transfer agent for the Preferred Stock is Norwest Bank, Minnesota, National Association.

                              PLAN OF DISTRIBUTION

     Preferred Stock may be offered and sold by Comerica by any of three means of distribution: (1) through agents, (2) through underwriters or dealers or (3) directly to one or more purchasers. Such underwriters, dealers or agents may be affiliates of Comerica, and offers and sales of Preferred Stock may include secondary market transactions by affiliates of Comerica. The applicable Prospectus Supplement will set forth the terms of the offering to which such Prospectus Supplement relates, including the name or names of any underwriters or agents, the public offering or purchase price, the net proceeds to Comerica, underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, any commissions allowed or paid to agents, and the securities exchanges, if any, on which such Preferred Stock will be listed. Dealer trading may take place in certain of the Preferred Stock, including Preferred Stock not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise.

     The Preferred Stock may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so indicated in the applicable Prospectus Supplement, Comerica will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from Comerica pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

     Any underwriter or agent participating in the distribution of the Preferred Stock may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the Preferred Stock so offered and sold and any discounts or commissions received by them and any profit realized by them on the sale or resale of the Preferred Stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, agents and their controlling persons may be entitled, under agreements entered into with Comerica, to indemnification by Comerica against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, agents or their controlling persons may engage in transactions with and perform services for Comerica in the ordinary course of business.

                                    EXPERTS

     The consolidated financial statements of Comerica as of December 31, 1995 and 1994 incorporated by reference in this Prospectus from Comerica's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent public accountants, and are given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     The validity of the Securities will be passed upon for Comerica by Bodman, Longley & Dahling LLP, Detroit, Michigan. As of May 20, 1996, approximately 62,269 shares of Comerica's Common Stock, $5 par value, were beneficially owned by the attorneys in the firm of Bodman, Longley & Dahling LLP.

                                   PART II.


                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are:

          Securities and Exchange Commission registration fee. . . . $________
          New York Stock Exchange filing fee . . . . . . . . . . . .  ________
          Legal fees and expenses  . . . . . . . . . . . . . . . . .  ________
          Blue sky fees and expenses (including fees of counsel) . .  ________
          Accounting Services. . . . . . . . . . . . . . . . . . . .  ________
          Printing and engraving fees. . . . . . . . . . . . . . . .  ________
          Transfer Agent's fees. . . . . . . . . . . . . . . . . . .  ________
          Trustee's fees . . . . . . . . . . . . . . . . . . . . . .  ________
          Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .  ________
               Total $ . . . . . . . . . . . . . . . . . . . . . . . $________


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law authorizes a corporation's Board of Directors to grant indemnity to officers and directors for certain liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Article 12 of Comerica's Bylaws provides for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by Delaware law.

     Comerica has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors in connection with the performance of their duties.

     The Underwriting Agreement filed herewith as Exhibit 1(a) contains provisions by which the Underwriter has agreed to indemnify Comerica, each person who controls Comerica within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of Comerica, and each officer of Comerica who signs this Registration Statement with respect to information furnished in writing by the Underwriter for use in this Registration Statement.

ITEM 16.   EXHIBITS.


    1(a)   Proposed form of Underwriting Agreement for Debt Securities

    1(b)*  Proposed form of Underwriting Agreement for Preferred Stock

    4(a)   Restated Certificate of Incorporation of Comerica**

    4(b)   Bylaws of Comerica

    4(c) Form of Indenture (which includes form of Note) between Comerica and ____________, as Trustee

    4(d)*  Form of Certificate of Designation

    5 *    Opinion of Bodman, Longley & Dahling LLP

    12(a)  Statement re Computation of Ratios of Earnings to Fixed Charges

    12(b) Statement re Computation of Ratios of Earnings to Fixed Charges and Dividends on Preferred Stock

    23(a)  Consent of Ernst & Young L.L.P.

    23(b)* Consent of Bodman, Longley & Dahling LLP (to be included in
           Exhibit 5).

    24     Power of Attorney (included at page II-5 -- II-6).

    25 *   Statement of Eligibility of Trustee

    27 Financial Data Schedule. Schedule has been omitted because it is not required.


- ---------------
    *    To be filed by amendment.

    ** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, file no. 1-10706.

                            ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 17, 1996.



                             COMERICA INCORPORATED



                            By: /s/ Eugene A. Miller
                               ------------------------------------------
                                Name: Eugene A. Miller
                                      Chairman and Chief Executive Officer


                            By: /s/ Ralph W. Babb, Jr.
                               ------------------------------------------
                                Name: Ralph W. Babb, Jr.
                                      Executive Vice President and
                                      Chief Financial Officer


                            By: /s/ Arthur W. Hermann
                               ------------------------------------------
                                Name: Arthur W. Hermann
                                      Senior Vice President and Controller
                                      (Principal Accounting Officer)

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark W. Yonkman and Gloria G. Freud, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                     Title                    Date
       ---------                     -----                    ----

/s/ E. Paul Casey                   Director              May 17, 1996
- ------------------------
E. Paul Casey


/s/ James F. Cordes                 Director              May 17, 1996
- ------------------------
James F. Cordes


/s/ J. Philip DiNapoli              Director              May 17, 1996
- ------------------------
J. Philip DiNapoli


/s/ Max M. Fisher                   Director              May 17, 1996
- ------------------------
Max M. Fisher

/s/ John D. Lewis                   Director              May 17, 1996
- ------------------------
John D. Lewis

/s/ Patricia Shontz Longe, Ph.D.    Director        May 17, 1996
- -------------------------------
Patricia Shontz Longe, Ph.D.


/s/ Wayne B. Lyon                   Director        May 17, 1996
- -------------------------
Wayne B. Lyon


/s/ Gerald V. MacDonald             Director        May 17, 1996
- -------------------------
Gerald V. MacDonald


/s/ Eugene A. Miller                Director        May 17, 1996
- -------------------------
Eugene A. Miller


/s/ Michael T. Monahan              Director        May 17, 1996
- -------------------------
Michael T. Monahan

                                    Director        May 17, 1996
- -------------------------
Alfred A. Piergallini

/s/ Howard F. Sims                  Director        May 17, 1996
- -------------------------
Howard F. Sims

                                    Director        May 17, 1996
- -------------------------
Martin D. Walker

                                 EXHIBIT INDEX


EXHIBIT                                                                                       PAGE NUMBER

1(a)         Proposed form of Underwriting Agreement for Debt Securities

1(b)*        Proposed form of Underwriting Agreement for Preferred Stock

4(a)         Restated Certificate of Incorporation of Comerica**

4(b)         Bylaws of Comerica

4(c) Form of Indenture (which includes form of Note) between Comerica and ____________, as Trustee

4(d)*        Form of Certificate of Designation

5*           Opinion of Bodman, Longley & Dahling LLP

12(a)        Statement re Computation of Ratios of Earnings to Fixed Charges

12(b) Statement re Computation of Ratios of Earnings to Fixed Charges and Dividends on Preferred Stock

23(a)        Consent of Ernst & Young L.L.P.

23(b)*       Consent of Bodman, Longley & Dahling LLP (to be included in Exhibit 5).

24           Power of Attorney (included at pages II-5 -- II-6).

25*          Statement of Eligibility of Trustee

- ----------

       *To be filed by amendment.

      **Incorporated by reference to the Registrant's Annual Report on Form
        10-K for the fiscal year ended December 31, 1995, file no. 1-10706.